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                                                                    EXHIBIT 10.1


                              PURCHASE AGREEMENT

     THIS AGREEMENT is made by and among EqualNet Corporation, a Delaware corporation ("Equalnet"), Equalnet Communications Corp., a Texas corporation "ECC"), and Atcall, Inc., a Delaware corporation ("Atcall").

                             W I T N E S S E T H:

     WHEREAS, Equalnet is a telecommunications common carrier providing a variety of services including wholesale and retail domestic and international calling;

     WHEREAS, Atcall is a switchless reseller of common carrier telecommunications services both domestic and international;

     WHEREAS, an involuntary petition in bankruptcy was filed against Atcall on December 9, 1999 and Atcall consented to the jurisdiction of the bankruptcy court and converted the matter to a proceeding pursuant to Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") on December 16, 1999;

     WHEREAS, Atcall is subject to the requirements imposed upon it as a Debtor-in-Possession pursuant to the Bankruptcy Code, and all attendant rules, procedures and orders of the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division ("Bankruptcy Court") and its pending case number 99-16016-RGM;

     WHEREAS, Equalnet has been providing wholesale telecommunications services to Atcall for the past two months during Atcall's Chapter 11 case;

     WHEREAS, Equalnet has become the successful bidder for the assets of Atcall except as excluded below (the "Assets"), including customer base, pursuant to which Atcall agreed to sell to Equalnet, and Equalnet agreed to purchase from Atcall, the Assets;

     WHEREAS, the Bankruptcy Court has approved the sale of the Assets to Equalnet by Order dated March 17, 2000; and

     WHEREAS, Equalnet purchased, as part of the Assets, all of the accounts (the "Accounts") of the subscribers (the "Subscribers") to Atcall's telecommunications services (the "Services");

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Atcall shall sell, convey, transfer and deliver to Equalnet all of the Assets, except those specifically excluded below, free and clear of liens, claims, and encumbrances except for those held by RFC Capital Corporation ("RFC") in the Assets. The Assets include, without limitation, the following (to the extent that such particular Assets are assignable under applicable law):

     1. Atcall's rights and interests to all accounts of subscribers to Atcall's telecommunications services;

     2.   Atcall's network facilities;

     3. Atcall's rights, title and interest in and under contracts, licenses, permits, authorizations and approvals that any governmental entity has issued to Atcall;

     4. Atcall's rights, title and interest in and to intangible telecommunications assets, including, without limitations, telecommunications numbering codes, locating routing codes and "800" and "888" numbers and other customer billing and inquiry numbers, carrier identification codes and other operating codes;

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     5.   Atcall's right, title and interest in and to all intellectual property, including, without limitation, all confidential proprietary information, technical knowledge, and trade secrets;

     6. Atcall's rights to use the corporate name "Atcall" and any other trade names used in Atcall's business; provided, however, that Atcall is entitled to continue to use its corporate name for purposes of its chapter 11 case and for filing tax returns;

     7. Atcall's rights under warranties, representations and guaranties that suppliers and manufacturers made in connection with the Assets or Atcall's business;

     8. Atcall's books and records; provided, however, that Atcall is entitled to use those books and records for purposes of winding up its chapter 11 case and business;

     9. Attcall's inventory (including debit card inventory), furniture, fixtures, and equipment and any other fixed assets;

     10.  Atcall's goodwill relating to the Assets and its business.

     2. The following assets are not included in the Assets that Equalnet is purchasing under this Agreement:

     1. Claims that the Atcall bankruptcy estate holds (i) under Sections 547 or 548 of the Bankruptcy Code, and (ii) under applicable state or federal law against insiders or third parties relating to the conduct of Atcall's business prior to the commencement of Atcall's chapter 11 case; and

     2.   Cash or cash equivalents held by Atcall as of the Closing Date.

     3. In consideration for the Assets, Equalnet will pay Atcall at Closing consideration in the form of:

     1.   Assumption of all RFC's indebtedness against Atcall;

     2. Payment of $16,718 to Fairfax County, Virginia in full and final satisfaction of its secured ad valorem tax claim against the Debtor; and

     3. $233,282 in value as of the Closing Date (defined below) of unregistered, publicly-traded ECC common stock. The value of such stock consideration will be based upon the average closing price per share as quoted in Bloomberg's Financial Reports of ECC common stock for the ten trading days immediately prior to Closing.

     4. Equalnet and Atcall acknowledge and agree that Atcall is not making any representation or warranty whatsoever, express or implied. The Assets being sold and purchased under this Agreement are being transferred on an "as is, where is" basis and in their then present condition.

     5. Equalnet and Atcall will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder, to assume and assign all agreements necessary for the transfer to Equalnet of the Assets, and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated under this Agreement. At Equalnet's request, Atcall will execute and deliver such documents and take such other actions as Equalnet may reasonably request to facilitate Equalnet's possession and control of all or any part of the Assets and confirm Equalnet's title to those Assets.

     6. The closing of the transactions that this agreement contemplates shall take place on the business day ("the Closing Date") that Equalnet designates within three days of the date upon which the Bankruptcy Court approves the sale of the Assets to Equalnet.

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     7.   The Closing of the transfer of the Assets is conditioned upon the
Bankruptcy Court's approval of an Order approving Atcall's sale of the Assets to Equalnet. The Bankruptcy Court's Order shall provide the following:

     1. This Agreement and the transactions contemplated under this Agreement are approved;

     2. Atcall's transfer of the Assets to Equalnet will be a legal, valid and effective transfer of the Assets notwithstanding any requirement for any person's approval or consent;

     3. Atcall has good and valid title to the Assets and such title shall be transferred to Equalnet or its designees free of (i) all liens, claims and encumbrances except those that RFC Capital Corporation holds on the Assets, and (ii) all rights or options to effect any forfeiture, modification or termination of Atcall or Equalnet's interest in the Assets by reason of such transfer;

     4.   Equalnet is buying the Assets in good faith within the meaning of
          Section 363(m) of the Bankruptcy Code;

     5. The consideration that Equalnet is paying for the Assets is fair and reasonable;

     6. Exigent circumstances exist for the sale of the Assets contemplated under the Agreement;

     7. The sale of the Assets is in the best interests of Atcall's estate and creditors;

     8. Proper and adequate notice has been given to all parties-in-interest as required under applicable law; and

     9. The requirements of Section 363 of the Bankruptcy Code have been fulfilled.

     8. This Agreement may be terminated by written notice at any time for the following reasons:

     1.   The mutual consent of Equalnet and Atcall;

     2. If there is a final and non-appealable order of a court of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated under this Agreement;

     3. By Equalnet if the Bankruptcy Court approves an Order approving the transfer of the Assets that does not include the provisions set forth in paragraph 7 above; or

     4.   By further Order of the Bankruptcy Court.

     9. Without Equalnet's written approval, Equalnet does not assume any liability under this Agreement for any claims against Atcall other than those of RFC Capital Corporation.

     10. Equalnet and Atcall shall use reasonable good faith efforts to resolve any disputes that may arise under this Agreement. If Atcall and Equalnet cannot resolve any such dispute within thirty (30) days after such dispute arises, then such dispute shall be resolved by the Bankruptcy Court.

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     11.  Any notice or instruction provided for herein shall be provided to the parties hereto by facsimile transmission.

     12.  Miscellaneous.
          --------------

     1. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the parties hereto may assign their rights and obligations hereunder, other than for breach of this Agreement, without the consent of the other party hereto. No person, other than the parties hereto or their respective successors and assigns, shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

     2. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may not be modified except by a writing signed by all the parties hereto.

     3. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the choice of law principles thereof which would make the laws of any other jurisdiction applicable to this agreement.

     4. To the extent that any provision of this Agreement, or any part thereof, shall be declared invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Nothing contained herein shall be deemed to amend, modify, terminate or extend any lease, contract or agreement to which Atcall is a party or any rights or obligations of any party thereunder.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on this 22nd day of March, 2000.

                    EqualNet Corporation


                    By: /s/ Mitchell Bodian
                        -----------------------------------
                    Name: Mitchell Bodian
                    Title: President

                    Equalnet Communications Corp.


                    By: /s/ Mitchell Bodian
                        -----------------------------------
                    Name: Mitchell Bodian
                    Title: Chief Executive Officer

                    ATCALL, Inc.


                    By: /s/ Khaled Alhegelan
                        -----------------------------------
                    Name:  Khaled Alhegelan
                    Title: Chief Executive Officer

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